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                                                                    EXHIBIT 99.1

                            LOUDEYE ACQUIRES ACTIVATE

     ACQUISITION OF LEADING ENTERPRISE STREAMING SOLUTIONS PROVIDER EXPANDS
         LOUDEYE'S DIGITAL MEDIA INFRASTRUCTURE, STRENGTHENS REVENUE MIX

SEATTLE, WA -- SEPTEMBER 25, 2001 - Loudeye Technologies, Inc. (Nasdaq NM:
LOUD), a leading provider of services and infrastructure for the authorized delivery of digital content, today announced it has acquired Seattle-based Activate.net Corporation, a majority-owned operating company of CMGI, Inc. (Nasdaq: CMGI). The terms of the transaction are set forth in a Form 8-K being filed by Loudeye with the Securities and Exchange Commission. Loudeye will hold an investor teleconference at 8 a.m. EDT on Wednesday, Sept. 26 to discuss the acquisition.

Activate (www.activate.com) is a leading provider of live and on-demand webcasting services for a variety of enterprise business communication needs in all major industry standard formats. Activate's more than 300 customers include Microsoft, EMC, Compaq, Safeco, and Adobe. Resellers include Carson Thomson, Genesys, Intercall, Street Fusion, and VSPAN.

The combination of technology infrastructure, innovative applications, digital media expertise, intellectual property assets and customer relationships will create a stronger, unified company that addresses a rapidly growing marketplace with audio/video webcasts, conference and presentation streaming, hosted digital music samples and solutions, Internet radio and other advanced digital media services.

THE TRANSACTION

The acquisition of Activate represents an extension of Loudeye's digital media services into the rapidly growing enterprise streaming market, strengthening Loudeye's revenue mix and creating important strategic and synergistic value. Jupiter Media Metrix projects the enterprise streaming market will double from $290 million this year to $580 million in 2002, growing to $2.8 billion in 2005.


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Founded in 1997, Activate generated revenues of $7.7 million in 2000. Loudeye expects that Activate will generate revenues of between $8 million and $9 million for the full year 2001, growing to approximately $12 million in 2002. Loudeye also anticipates that Activate's operations will turn cash flow positive by the end of 2002.

Loudeye anticipates it will record a special charge related to the consolidation of operations of between approximately $2 million and $2.5 million in the third quarter, most of which will be non-cash.

SYNERGIES AND STRATEGIC VALUE ADDED

The combined entity will offer broad strategic and technological synergies including infrastructure technologies, multimedia publishing applications, intellectual property and patents, and complementary digital media technology expertise. Additionally, Activate's hosting infrastructure, webcasting technologies, ad insertion expertise and streaming content delivery networks will enhance the scalability of Loudeye's digital media services, hosted music samples business and Internet radio solutions.

Economies of scale are anticipated from combined bandwidth purchasing power, as well as consolidated corporate infrastructure in areas such as finance, administration, public relations, marketing and human resources. Approximately 85 of Activate's employees will remain with the combined entity in key roles such as production, operations, customer service and support, sales and marketing.

Loudeye expects many of its existing customers and strategic allies, such as AOL, Bertelsmann, MSN, Amazon.com, EMI, Sony, Vivendi Universal and Warner Records, will be excellent prospects for Activate services.

INTEGRATION

Activate President and Chief Operating Officer Dennis Shepard will assume the role of president and general manager of the Activate subsidiary under Loudeye. Activate Chief Executive Officer


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Jeff Schrock will continue with Loudeye in an advisory role. Most other senior members of the Activate management team will remain in their current roles.

Loudeye expects to consolidate its digital media services, music samples and Loudeye Radio business units into Activate Grand Central, Activate's state-of-the-art digital media broadcast facility, which manages and streams thousands of simultaneous audio and video signals.

Customers of both companies will gain access to an expanded range of digital media services and applications, delivered from a more efficient, single company with an enhanced technology base, combined experience, and reputation for unrivaled customer service. Activate's customers will also benefit from Loudeye's commitment to advance Activate's technological and market leadership position.

Commenting on the acquisition, Loudeye Chief Executive Officer John T. Baker said, "Enterprise streaming is a logical extension of Loudeye's digital media expertise into a lucrative market on the threshold of accelerated growth. This acquisition will significantly strengthen and diversify Loudeye's revenue mix and increase future earnings potential by accessing existing corporate budgets for training, product marketing, sales support, corporate communications, customer service, public relations and travel."

"Activate built its business on technological leadership and customer service, as our more than 300 customers will attest," said Dennis Shepard, Activate President. "Loudeye's complementary digital media expertise and financial resources will enable Activate to accelerate the deployment of new and upgraded services, become more aggressive in our marketing activities and shorten the path to profitability."

ACTIVATE ACQUISITION CONFERENCE CALL AND WEBCAST INFORMATION

Loudeye management will conduct a conference call to discuss the benefits of the acquisition. The public is invited to listen in on this teleconference. Information regarding the conference call and webcast is as follows:

DATE:          Wednesday, September 26, 2001


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TIME:          11:00 a.m. Eastern / 8:00 a.m. Pacific

CALL-IN INFO:  646-862-1061 (live)
               800-633-8284 (replay; code 19762622)

AUDIO WEBCAST: Live and archived, Webcast from http://www.loudeye.com/investor-relations/calls.html and www.activate.net/loudeye.htm, among other locations on the Internet.

ABOUT ACTIVATE.NET CORPORATION

Seattle-based Activate is a leading Webcasting services company for enterprises, offering live and on-demand Webcasting for business communications and consumer events. Customers using Activate's Webcasting services include Compaq, Microsoft, EMC, Adobe, and Safeco. In February 2001, Activate premiered the industry's largest digital content facility, called Activate Grand Central, to manage and stream thousands of simultaneous audio and video signals over the Internet. Activate was awarded the blue ribbon in Network World's Streaming Media Review and Computerworld named Activate one of the top emerging companies to watch in 2001. Information is available at www.activate.com or 1-877-577-9261 US or Canada 1-877-638-0168.

ABOUT LOUDEYE TECHNOLOGIES, INC.

Loudeye is a leading provider of services and infrastructure for the authorized delivery of digital media. Loudeye supports the next generation of digital media businesses. Loudeye has music licensing agreements with the world's five major record companies and more than 800 independent labels. Loudeye is also a leading provider of song samples, music metadata and album cover art. Loudeye(TM) Sample Services supports more than 2.5 million samples to over 85 online music business customers including AOL, Amazon.com, barnesandnoble.com, CDNOW, BMG Direct, Tower Records and MSN. To learn more, visit www.loudeye.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking information within the meaning of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, as amended. These statements include forecasts of the financial results of Activate for the remainder of 2001 and 2002, the amount of the special charge that Loudeye will record as a result of the transaction and the synergies and strategic value that the acquisition of Activate will enable and the outlook for the enterprise streaming market in general. These statements are based on current trends, expectations, plans and prospects and there is no guarantee that these results will actually occur, these trends will actually continue or Loudeye's products, services or initiatives will develop in the way currently anticipated. Actual events, results or developments may differ materially from those expressed or implied in forward-looking statements due to a number of risks and uncertainties, including that the integration of Activate into Loudeye's operations may not occur as planned and the synergies expected from that integration may not be realized, and that Loudeye may not be able to retain key Activate management and technical personnel, in which case Activate's business could be adversely affected. Information about additional risks and challenges faced by Loudeye is contained in Loudeye's Annual Report on Form 10-K for the year ended December 31, 2000, and other documents, such as the quarterly reports on Form 10-Q, filed by Loudeye from time to time with the Securities and Exchange Commission, copies of which are available through the SEC's Electronic Data Gathering Analysis and Retrieval system


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(EDGAR) at www.sec.gov. Loudeye assumes no obligation to update the forward-looking statements included in this release.

CONTACTS:

Media/Public Relations: Andrew Cullen, Barokas Public Relations, 206.264.8220, andrew@barokas.com

Investor Relations: David Barnard, Lippert/Heilshorn, 415.433.3777, dbarnard@lhai.com

At Loudeye: John Shaw, Vice President -- CorpComm, 206.832.4102

At Activate: Stewart Chapin, Senior Vice President -- Marketing, 206.830.5315

At CMGI: Kim Robinson, Corporate Communications, 978.684.3127, krobinson@cmgi.com

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